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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated September 3, 2002 with respect to the consolidated financial statements and schedule of Avatech Solutions, Inc. and subsidiaries as of and for the year ended June 30, 2002, included in the Proxy Statement of PlanetCAD, Inc. that is made a part of Amendment No. 3 to the Registration Statement (Form S-4 No. 333-89386) and related Prospectus of PlanetCAD, Inc. for the merger of Avatech Solutions, Inc. with a wholly-owned subsidiary of PlanetCAD, Inc.

                                          /s/ ERNST & YOUNG LLP

Baltimore, Maryland
September 25, 2002